Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS


To the Board of Directors of
IHealth Inc.


We consent to the use in this Registration Statement and Prospectus Amendment No. 2 on Form SB-2 of our report dated March 18, 2003 and October 8, 2003 as to
Note 8 relating to the financial statements if iHealth, Inc. as of December 31, 2002 and for the period April 20, 2002 through December 31, 2002 and to the use of our name under the caption "Experts".


                                        /s/ Radin, Glass & Co., LLP
                                        Certified Public Accountants



New York, New York
January 8, 2004